                                                                   EXHIBIT 3.9




                           ARTICLES OF INCORPORATION

                                       OF

                         CATV SUBSCRIBER SERVICES, INC.



         We, the undersigned natural persons of the age of eighteen (18) years or more, do hereby make and acknowledge these Articles of Incorporation for the purpose of forming a business corporation under the laws of the State of North

Carolina.

         1.  The name of this corporation is CATV SUBSCRIBER SERVICES, INC.

         2.  The period of duration of this corporation shall be perpetual.

         3.  The purposes for which this corporation is formed are as follows:

         (a) To promote, market and sell to the general public, by media advertising and in any other lawful manner, the services offered by companies engaged in the CATV business and generally to engage in the business of promoting and marketing products and services to and for CATV system owners.

         (b) To engage in and carry on any other lawful activity, including (but not limited to) constructing, manufacturing, raising or otherwise producing, and repairing, servicing, storing, or otherwise caring for any type of structure, commodity, or livestock whatsoever; processing, selling, brokering, factoring, distributing, lending, or borrowing against any kind or type of property, whether real or personal, tangible or intangible; extracting and processing natural resources; transporting freight or passengers by land, sea, or air; collecting and disseminating information for advertisement through any medium whatsoever; performing personal services of any nature; and entering into or serving in any type of management, investigative, advisory, promotional, protective, insurance, guarantyship, suretyship, fiduciary or representative capacity or relationship for any persons or corporations.

         (c) To exercise any and all corporate powers which it now or hereafter may lawfully exercise under the laws of the State of North Carolina in the State of

         North Carolina, in any and all other states, territories, districts, colonies, possessions, or dependencies of the United States of America, and in any and all foreign countries.

         4. This corporation shall have authority to issue 1,000 shares of common stock with a par value of $100.00 per share.

         5. The minimum amount of consideration to be received by this corporation for its shares before it shall commence the transaction of business shall be $500.00 in cash or property of equivalent value.

         6. The address of the initial registered office of this corporation is 610 Pasteur Drive, Greensboro, Guilford County, North Carolina, and the name of the initial registered agent of the corporation located at that address is Raymond L. Galtelli.

         7. The number of directors constituting the initial Board of Directors of this corporation shall be three (3), and the name and address of the persons who are to serve as directors of the corporation until their successors are duly elected and qualified are:

                           Raymond L. Galtelli
                           3116 Yanceyville Road
                           Greensboro, North Carolina

                           Josephine R. Galtelli
                           3116 Yanceyville Road
                           Greensboro, North Carolina

                           W. Erwin Fuller, Jr.
                           1610 Independence Road
                           Greensboro, North Carolina

         8. The name and address of the persons incorporating this corporation are:

                           Raymond L. Galtelli
                           3116 Yanceyville Road
                           Greensboro, North Carolina

                           Josephine R. Galtelli
                           3116 Yanceyville Road
                           Greensboro, North Carolina

         IN WITNESS WHEREOF, we have hereunto set our hands and seals on this,

the 30th day of December, 1971.



                                                 RAYMOND L. GALTELLI
                                                 -------------------------(SEAL)
                                                 RAYMOND L. GALTELLI


                                                 JOSEPHINE R. GALTELLI
                                                 -------------------------(SEAL)
                                                 JOSEPHINE R. GALTELLI


NORTH CAROLINA
GUILFORD COUNTY


         I, SUE S. BEARD, a Notary Public of the above state and county, do hereby certify that RAYMOND L. GALTELLI and JOSEPHINE R. GALTELLI personally appeared before me this day and acknowledged the execution of the foregoing Articles of Incorporation.

         Witness my hand and notarial seal, the 30th day of December, 1971.



                                                                 SUE S. BEARD
                                                             -------------------
                                                                Notary Public
My Commission Expires:

February 15, 1976
----------------------

[STAMP]

                             ARTICLES OF AMENDMENT
                                       TO
                                 THE CHARTER OF
                         CATV SUBSCRIBER SERVICES, INC.


     The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its Charter:

     1. The name of the corporation is CATV Subscriber Services, Inc.

     2. The following amendment to the Charter of the Corporation was adopted by its shareholders on the 25th day of September, 1981, in the manner prescribed by law by the deletion of Article 4 of the Articles of Incorporation and the substitution thereof of a new Article 4 which shall read as follows:

                                       4.

          The aggregate number of shares which the corporation shall have authority to issue is ten thousand (10,000). The par value of each share of stock shall be Ten Dollars ($10.00) per share. There shall be one class of shares, the designation of such shares and the par value thereof is as follows:

     Class                      Number of Shares            Par Value/Per Share
     -----                      ----------------            -------------------
     Common                         10,000                       $10.00

          There are no preferences or limitations with respect to the above class of shares.

     3. The number of the shares of the Corporation outstanding at the time of the adoption of the resolution set forth in paragraph 2 above was 157; and the number of shares entitled to vote thereon was 157.

     4. The designation and number of outstanding shares of each class entitled to vote on such amendment as a class were as follows:

                    Class                      Number of Shares
                    -----                      ----------------
                    Common                           157

         5. The number of shares which voted for such amendment was 157; and

the number of shares which voted against such amendment was 0 shares. Voting within each class entitled to vote as a class was as follows:


                                                          Number of Shares Voted
                                                          ----------------------

                      Class                               For            Against
                      ------                              ---            -------
                      Common                              157               0

         6. Simultaneously with the change of par value authorized by the shareholders, the shareholders authorized an exchange of shares of common stock of the Corporation, such authorization providing that ten shares of the new common stock with a par value of Ten Dollars ($10.00) per share be exchanged for every one existing share of common stock of the Corporation having a par value of One Hundred Dollars ($100.00) per share.

         7. The change in the capitalization of the Corporation is made and will be effected in the following manner:


            Before Amendments                After Amendments
            -----------------                ----------------
           Number of   Stated               Number of  Stated
            Shares     Capital               Shares    Capital
           ---------   -------              ---------  -------
Common
Stock        157       $15,700                1,570    $15,700

         8. The amendments herein effected do not give rise to dissenter's rights to payment for the reason that the only effects of such amendments were

(a) to change the par value of the shares of common stock of the Corporation,

and (b) to change proportionately the number of outstanding shares of common stock of the Corporation, such modifications being made with the express approval of all Shareholders of the Corporation.

         IN WITNESS WHEREOF, these Articles of Amendment are signed by the

President and Secretary of the Corporation this 28th day of September, 1981.

                                                  CATV SUBSCRIBER SERVICES, INC.


                                                  /s/    [ILLEGIBLE]
                                                  -----------------------------
                                                            President


                                                  /s/   JOSEPHINE R. GALTELLI
                                                  ------------------------------
                                                            Secretary

NORTH CAROLINA

GUILFORD COUNTY

     I, Susan J. Sizemore   , Notary Public,
        -------------------
hereby certify that on this 28th day of September, 1981,
                            ----        ---------
personally appeared before me Raymond L. Galtelli and Josephine
R. Galtelli, each of whom being by me first duly sworn, declared that he/she signed the foregoing document in the capacity indicated, that he/she was authorized so to sign, and that the statements therein contained are true.

                                              SUSAN J. SIZEMORE
                                              -------------------
                                              Notary Public
[NOTARY STAMP]



My Commission Expires:
    April 29, 1985
----------------------